Exhibit 10.1

FOURTH AMENDMENT TO LEASE

This FOURTH AMENDMENT TO LEASE (this “Amendment”) is dated for reference purposes as of the 2nd day of May, 2014, between FSP-RIC, LLC (“Landlord”), and ZILLOW, INC., a Washington corporation (“Tenant”). Landlord is authorized to insert the date of its signature in the date blank above.

RECITALS

A. Landlord, as successor to The Northwestern Mutual Life Insurance Company, and Tenant are parties to that certain Office Lease dated March 22, 2011, as amended by that certain Amendment to Office Lease dated June 27, 2012 (the “First Amendment”) and that certain Second Amendment to Lease dated April 16, 2013 (the “Second Amendment”) and that certain Third Amendment to Lease dated January 10, 2014 (the “Third Amendment”) (collectively with this Amendment, the “Lease”) pursuant to which Tenant leased certain space from Landlord in the building located at 1301 Second Avenue in Seattle, Washington.

B. Pursuant to the First Amendment, the 32nd floor was added to the Initial Premises effective as of October 26, 2012.

C. Pursuant to the Second Amendment, the 33rd Floor was added to the Premises effective as of October 1, 2013 and the 34th Floor is scheduled to be added effective as of September 1, 2014.

D. Pursuant to the Third Amendment, the 35th Floor will be added to the Premises at a later date as described therein.

E. Landlord and Tenant now wish to advance the date on which the 34th Floor will be added to the Premises.

AGREEMENTS

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, the parties agree as follows:

1. Revised Dates. Notwithstanding anything to the contrary contained in the Second Amendment: (a) Landlord shall deliver possession of Floor 34 to Tenant and Floor 34 shall be added to and become part of the Premises effective as of June 1, 2014, (b) the Floor 34 Rent Start Date shall be September 1, 2014, and (c) the Monthly Base Rent due each month from September 2014 through November 2014 shall be increased by $69,630.92.

2. Broker’s Commission. Tenant represents and warrants to Landlord that it has had no dealing with any broker or agent in connection with this Amendment other than Flinn Ferguson. Landlord shall pay a commission to its broker CBRE, Inc. and to Tenant’s broker identified above in accordance with a separate written agreement. Tenant shall indemnify, defend and hold Landlord harmless from and against any and all liabilities for any other commissions or other compensation or charges claimed by any broker or agent based on dealings with Tenant.

3. Defined Terms; Conflict. Capitalized terms used herein and not otherwise defined shall have the meanings given in the Lease. If there is any conflict between the terms, conditions and provisions of this Amendment and the terms and conditions of the Lease, the terms, conditions and provisions of this Amendment shall prevail.

4. No Further Amendment. This Amendment sets forth the entire agreement of the parties as to the subject matter hereof and supersedes all prior discussions and understandings between them. Except as expressly modified by this Amendment, all terms, covenants and provisions of the Lease shall remain unmodified and in full force and effect and are hereby expressly ratified and confirmed.

5. Miscellaneous. This Amendment may not be amended or rescinded in any manner except by an instrument in writing signed by a duly authorized officer or representative of each party hereto. Each of the schedules or exhibits referred to herein (if any), is incorporated herein as if fully set forth in this Amendment. If any of the provisions of this Amendment be found to be invalid, illegal or unenforceable by any court of competent jurisdiction, such provision shall be stricken and the remainder of this Amendment shall nonetheless remain in full force and effect unless striking such provision shall materially alter the intention of the parties. No waiver of any right under this Amendment shall be effective unless contained in a writing signed by a duly authorized officer or representative of the party sought to be charged with the waiver and no waiver of any right arising from any breach or failure to perform shall be deemed to be a waiver of any future right or of any other right arising under this Amendment. Tenant waives any right it may have to require the provisions of this Amendment to be construed against the party who drafted it.

6. Authority. Each person signing this Amendment on behalf of the respective parties represents and warrants that he or she is authorized to execute and deliver this Amendment, and that this Amendment will thereby become binding upon Landlord and Tenant, respectively.

7. Counterparts. This Amendment may be executed in counterparts, each of which will be deemed to be an original, but all of which together will constitute one and the same document.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

LANDLORD:

FSP-RIC, LLC,
a Delaware limited liability company

By: Fifth Street Properties, LLC, a Delaware limited liability company, its sole member

By: CWP Capital Management LLC, a Delaware limited liability company, its manager

By:	/s/ JOSEPH A. CORRENTE
Name:	Joseph A. Corrente
Title:	Executive Vice President

TENANT:

ZILLOW, INC.,
a Washington corporation

By:	/s/ CHAD M. COHEN
Name:	Chad M. Cohen
Title:	Chief Financial Officer and Treasurer

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